SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 13, 2006
(Date of Report; Date of Earliest Event Reported)

BORDERS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan	1-13740	38-3294588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Phoenix Drive, Ann Arbor, MI 48108
(Address of Principal Executive Offices)

734-477-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 13, 2006, the Board of Directors of Borders Group, Inc. (the “Company”) announced the appointment of George L. Jones as President, Chief Executive Officer and a Director of the Company effective July 17, 2006. In conjunction with this appointment, the Company and Mr. Jones have entered into an employment agreement (the “Agreement”). A summary of the Agreement is included as Exhibit 10.29 to this Report. The Agreement is included as Exhibit 10.30 to this Report.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 13, 2006, the Company announced the appointment of George L. Jones as President, Chief Executive Officer and a Director of the Company effective July 17, 2006. The Board of Directors of the Company also announced the appointment of Lawrence I. Pollock as non-executive Chairman of the Board of Directors of the Company, also effective July 17, 2006. As a result, the Company’s current CEO, Gregory P. Josefowicz, is retiring as Chairman, President and Chief Executive Officer and a Director of the Company, effective July 16, 2006.

Prior to joining the Company as President and Chief Executive Officer, Mr. Jones, age 55, had extensive retail experience, including serving as President and Chief Executive Officer of the Saks Department Store Group, a division of Saks Incorporated, from March 2001 through September 2005. Prior to joining Saks, Mr. Jones was President, Worldwide Licensing and Retail, for Warner Bros., where in addition to his core responsibilities, he oversaw Warner Bros. Worldwide Publishing, Kids WB Music, Warner Bros. Interactive Entertainment, WB Sports and Warner Bros. Studio Stores. His background also includes key merchandising and operations positions at Target Corporation, including Executive Vice President-Store Operations and Senior Vice President-Merchandising.

Mr. Pollock has served as a Director of the Company since August 1995, and is the Chairman of the Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Pollock has served as President of Lucky Stars Investments Limited Company, an investment firm, since October 2004. Mr. Pollock served as President of Cole National Corporation, which operates retail vision and gift stores, from January 2000 and as Chief Executive Officer from June 2003 until the company was sold to Luxottica Group SpA in October 2004.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 13, 2006, the Board of Directors of the Company approved an Amendment to the Company’s Bylaws. The amendment, effective July 17, 2006, sets forth certain duties of the Chairman of Board and requires that, if the Chairman is not an independent director, the independent directors will appoint a Lead Director with the duties specified in the amendment. The amendment is included as Exhibit 3.3 to this Report.

ITEM 9.01 Financial Statements, Pro Forma Information and Exhibits.

(c) Exhibits:

3.3	First Amendment to the Restated Bylaws of Borders Group, Inc.
10.29	Summary of Employment Agreement between Mr. Jones and the Company
10.30	Employment Agreement between Mr. Jones and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Borders Group, Inc.
(Registrant)

Dated: July 18, 2006	By: /s/ EDWARD W. WILHELM
Edward W. Wilhelm
Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)

EXHIBIT INDEX
DESCRIPTION OF EXHIBITS

Exhibits:
3.3	First Amendment to the Restated Bylaws of Borders Group, Inc.
10.29	Summary of Employment Agreement between Mr. Jones and the Company
10.30	Employment Agreement between Mr. Jones and the Company